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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-55310 of Elizabeth Arden, Inc. (formerly known as French Fragrances, Inc.) on Form S-4 of our report dated April 7, 2000, appearing in the Annual Report on Form 10-K of French Fragrances, Inc. for the year ended January 31, 2000, and to the reference to us under the headings "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Certified Public Accountants
Miami, Florida


February 21, 2001